Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES

Subsidiary or Affiliate	Jurisdiction in which Incorporated or Organized
CB&I Holdings B.V.	The Netherlands
Lealand Finance Company B.V.	The Netherlands
Comet I B.V.	The Netherlands
Comet II B.V.	The Netherlands
Chicago Bridge & Iron Company B.V.	The Netherlands
Arabian CBI Ltd.	Saudi Arabia
Arabian CBI Tank Manufacturing Company Ltd.	Saudi Arabia
CBI Constructors Pty. Ltd.	Australia
CBI Constructors S.A. (Proprietary) Limited	South Africa
CB&I Finance Company Limited	Ireland
CB&I Holdings (U.K.) Limited	United Kingdom
CBI Constructors Limited	United Kingdom
CB&I UK Limited	United Kingdom
CBI (Malaysia) Sdn. Bhd.	Malaysia
CBI Montajes de Chile Limitada	Chile
CB&I Oil & Gas Europe B.V.	The Netherlands
CB&I Nederland B.V.	The Netherlands
CB&I Lummus GmbH	Germany
CB&I Novolen Technology GmbH	Germany
Lummus Technology Heat Transfer B.V.	The Netherlands
CB&I s.r.o.	Czech Republic
CB&I Global Operations International, Pte. Ltd.	Singapore
CB&I Global Operations US Pte., Ltd.	Singapore
CB&I Mauritius	Mozambique
CB&I Mozambique Limitada	Mozambique
CCS LNG Mozambique, Lda	Mozambique
CBI Peruana S.A.C.	Peru
CBI (Philippines) Inc.	Philippines
CB&I Power Company B.V.	The Netherlands
Horton CBI, Limited	Canada
P.T. Chicago Bridge & Iron (1)	Indonesia
Chicago Bridge & Iron (Antilles) N.V.	Netherland Antilles
CBI Eastern Anstalt	Liechtenstein
Oasis Supply Company Anstalt	Liechtenstein
CB&I Hungary Holding LLC (CBI Hungary Kft)	Hungary
CBI Overseas, LLC	Delaware

Chicago Bridge & Iron Company	Delaware
Lone Star Risk Corporation	Texas
CB&I Group Inc.	Louisiana
CB&I International One, LLC	Louisiana
CB&I Holdco, LLC	Louisiana
CB&I Holdco International, LLC	Louisiana
CB&I LLC	Texas
CBI Services LLC	Delaware
Lummus Technology LLC	Delaware
Lummus Technology Ventures LLC	Delaware
CBI Americas Ltd.	Delaware
CB&I Tyler LLC	Delaware
CB&I Paddington Limited	United Kingdom
CB&I London	United Kingdom
CB&I Woodlands LLC	Delaware
Chicago Bridge & Iron Company	Illinois
Asia Pacific Supply Co.	Delaware
CBI Caribe, Ltd.	Delaware
CBI Company Ltd.	Delaware
Constructora C.B.I. Limitada	Chile
Central Trading Company Ltd.	Delaware
Chicago Bridge & Iron Company (Delaware)	Delaware
CSA Trading Company, Ltd.	Delaware

(1)	Unconsolidated affiliate
In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.